EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of Willis 401(k) Retirement Savings Plan (formerly Willis North America Inc. Financial Security Partnership Plan) for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Nashville, Tennessee
June 28, 2007